Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NORTH CAROLINA
RALEIGH DIVISION

IN THE MATTER OF: ATHEY PRODUCTS CORP. Debtor	Case No. 00-02736-5-ATS

REPORT OF INITIAL DISTRIBUTION TO SHAREHOLDERS

NOW COMES John A. Northen, counsel for Debtor, Athey Products Corp., and submits the following information relating to the initial distribution to shareholders.

1.	On December 8, 2000 (the “Commencement Date”), the Debtor filed a voluntary petition seeking relief under Chapter 11 of the Bankruptcy Code.

2.	The Debtor’s Plan of Reorganization dated April 30, 2001, as amended June 11, 2001, was confirmed by Order of this Court filed on June 13, 2001.

3.
Debtor has previously paid all allowed claims except for the one claim asserted by the State of Arizona, Department of Administration, which is disputed and which is subject to a pending objection. The claim is asserted in the amount of $104,831.89, plus interest from the petition date, and funds have been reserved pending resolution of the Debtor’s objection. The Debtor contends that no funds are owed with respect to this claim.

4.
The Debtor, having paid all allowed claims, and having reserved sufficient funds for the sole remaining claim and anticipated costs of administration, has made an initial distribution to shareholders at the rate of twenty-five cents (25¢) per share in the aggregate amount of $951,402.00 (net of treasury shares). The record date for purposes of this distribution was May 15, 2002 and the payment date was May 21, 2002.

5.
There remains on hand a balance of approximately $276,000.00, for payment of the remaining claim to the extent allowed, if any, payment of allowed administrative expenses, and any balance then remaining will be disbursed to shareholders as a second and final distribution.

RESPECTFULLY submitted this the 21st day of May, 2002.

NORTHEN BLUE, LLP

/s/ JOHN A. NORTHEN

John A. Northen, NCSB #6789
Attorney for the Debtor
Post Office Box 2208
Chapel Hill, NC 27515-2208
Telephone: 919/968-4441
Telefax: 919/942-6603

CERTIFICATE OF SERVICE

            THIS IS TO CERTIFY that on the below date, the undersigned attorney served a copy of the REPORT OF INITIAL DISTRIBUTION TO SHAREHOLDERS by depositing the same, enclosed in a post paid wrapper, properly addressed to the following parties in interest, at their last known addresses as shown below, in a post office or official depository under the exclusive care and custody of the United States Postal Service:

Marjorie K. Lynch Bankruptcy Administrator 300 Fayetteville Street Mall, #412 P.O. Drawer 3039 Raleigh, NC 27602-3039	William G. Pappas Parker Poe Adams & Bernstein 150 Fayetteville Street Mall, #1400 P.O. Box 389 Raleigh, NC 27602
U.S. Securities & Exchange Commission Attention: Susan R. Sherrill 3475 Lenox Rd, N.E., #1000 Atlanta, GA 30326-1232

This the 21st day of May, 2002.

NORTHEN BLUE, LLP

/s/ JOHN A. NORTHEN

John A. Northen, NCSB #6789
Post Office Box 2208
Chapel Hill, NC 27515-2208
Attorney for Debtor
Telephone: 919/968-4441
Telefax: 919/942-6603